UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2024
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600

(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 6, 2024, LegalZoom.com, Inc. (“LegalZoom”) issued a press release announcing its results of operations for the three and nine months ended September 30, 2024. A copy of that press release is furnished as Exhibit 99.1 to this report.
The information furnished pursuant to Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless LegalZoom specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on September 18, 2024, Shrisha Radhakrishna resigned from his positions as Chief Technology Officer and Chief Product Officer of LegalZoom to pursue other opportunities, with such resignation originally to be effective November 15, 2024. Mr. Radhakrishna’s resignation is now effective November 4, 2024.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 5, 2024, LegalZoom’s Board of Directors (the “Board”) approved and adopted an amendment and restatement of LegalZoom’s bylaws (as so amended and restated, the “Bylaws”), which became effective immediately upon approval. The Bylaws reflect, among other things, the following principal changes:
Advance Notice – Universal Proxy. The amendments address the universal proxy rules adopted by the Securities and Exchange Commission by requiring that any stockholder soliciting proxies in support of a nominee other than the Board’s nominees must comply with Rule 14a -19 under the Exchange Act. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.
Advance Notice – Informational and Disclosure Requirements. The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide certain additional information regarding the stockholder and the stockholder’s relationship with LegalZoom. Additionally, the Bylaws require any candidate for the Board nominated by a stockholder to provide certain additional representations, including representations regarding any voting agreements and any compensation agreements relating to their service as director of LegalZoom.
Advance Notice – Other. The amendments prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting. The amendments also modify the window for stockholders to submit proposals or nominations for an annual meeting such that in the event the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date, notice must be received not earlier than 120 days prior to the annual meeting or not later than the later of 90 days prior to such annual meeting or the 10th day following public announcement of such annual meeting.
Other Updates. The amendments to the Bylaws also include revisions to address recent amendments to the Delaware General Corporation Law and other technical, conforming and clarifying changes.
The foregoing description of the changes contained in the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
Also on November 6, 2024, LegalZoom updated its investor presentation and supplemental financial report, which contain financial results and related information regarding LegalZoom. The investor presentation and supplemental financial report are available on the LegalZoom Investor Relations website at https://investors.legalzoom.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of LegalZoom.com, Inc.
99.1	Earnings Press Release of LegalZoom.com, Inc. dated November 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: November 6, 2024	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)
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